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                                                                  EXHIBIT 10.10



                         AMENDMENT NO. 3 TO THE
                           OBJECTSPACE, INC.
                         1998 STOCK OPTION PLAN


        The name of the plan is the OBJECTSPACE, INC. 1998 STOCK OPTION PLAN (the "PLAN"). The Plan was adopted by the Board of Directors of OBJECTSPACE, INC., a Delaware corporation (hereinafter called the "COMPANY"), effective as of April 1, 1998. This Amendment No. 3 to the Plan (the "AMENDMENT") was adopted by the Board of Directors of the Company on March 11, 2000.

        SECTION 1. The Amendment amends and restates Article 5 of the Plan in its entirety as follows:

                                   ARTICLE 5
                            SHARES SUBJECT TO PLAN

        Subject to adjustment as provided in ARTICLES 13 AND 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) six million (6,000,000) shares; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, or expired unexercised; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Common Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Common Stock under the Plan; plus (d) any shares of Common Stock surrendered to the Company in payment of the exercise price of options issued under the Plan.

        Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

        SECTION 2. The remaining provisions of the Plan are not modified or changed by this Amendment.

                                   * * * * *

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                                                                  EXHIBIT 10.10


        IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of March 30, 2000 by its duly authorized representative.


                                       OBJECTSPACE, INC.


                                       By:  /s/ DAVID NORRIS
                                          -----------------------------------
                                            David Norris, President